Exhibit 99(s)(2)
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, RESOURCE REAL ESTATE DIVERSIFIED INCOME FUND, a statutory trust organized under the laws of the State of Delaware (hereinafter referred to as the “Trust”), filed Registration Statement on Form N-2 and will periodically file amendments to its Registration Statement with the SEC under the provisions of the Investment Company Act of 1940, as amended;

WHEREAS, the undersigned is a Trustee of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints JOANN M. STRASSER and MICHAEL V. WIBLE as attorneys for him and in his name, place and stead, and in his capacity as a Trustee and President, to execute and file any Amendment or Amendments to the Trust’s Registration Statement on Form N-2, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 20th day of May, 2015.

/s/
David Burns, Trustee

State of California
County of Los Angeles

This record was acknowledged before me on May 20, 2015, by David Burns, who proved to me on the basis of satisfactory evidence to be the person who appeared before me.

____Personally Known or _X__Produced Identification	Notary Seal
Commission # 1989570
Type CA Driver’s License and # of ID 1885 (last 4 digits)	Notary Public - California
ID Expiration Date: 8/11/16	Los Angeles County
My Comm. Expires Sep 25, 2016
Signature of notary public: /s/
Name of Notary: Mike Kook Lee	Stamp/Seal
My Commission Expires: September 25, 2016